Exhibit 5

                             RICHARDSON & PATEL LLP
                                A Law Corporation
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                October 14, 2004

Novint Technologies, Inc.
4900 Cutting Ave NW
Albuquerque, New Mexico 87114

         Re:      Registration of Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Novint Technologies, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 9,024,655 shares of our common stock, par value $0.001 (the "Shares"), 4,794,455 of which have been issued to certain selling shareholders and the remainder of which may be issued to certain selling shareholders upon the exercise of certain warrants. In connection with this registration, we have reviewed the proceedings of the Board of Directors of Novint Technologies, Inc. relating to the registration and the issuance (or the proposed issuance) of the Shares, its Certificate of Incorporation and all amendments thereto, the Bylaws of we and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

         Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon exercise of the warrants and options, will be legally issued, fully paid, and nonassessable.

         This opinion opines upon Delaware law including the statutory provisions, all applicable provision of the Delaware Consitution and reported judicial decisions interpreting those laws.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Experts" in the registration statement.

                                                      Very truly yours,

                                                      RICHARDSON & PATEL LLP


                                                      By: /s/ Nimish Patel
                                                      --------------------------
                                                      Nimish Patel, Esq.